OPTION AGREEMENT

THIS AGREEMENT is effective on October 9, 1995 and is by and between ASHA CORPORATION, a Delaware corporation with an office and place of business at 600 C Ward Drive, Santa Barbara, California 93111 ("ASHA"), and STEYR-DAIMLER-PUCH FAHRZEUGTECHNIK, GmbH, a Austrian corporation with an office and place of business at 317 Liebenauer Haupstrasse, Graz, Austria A-8041 ("STEYR").

                                    RECITALS

A. ASHA has developed certain technology and owns patents and patent applications relating to hydromechanical limited slip mechanisms adapted for use in couplings, differentials, drive axles, transaxles, and transfer cases. These hydromechanical limited slip mechanisms are known as GERODISC mechanisms.

B. STEYR wishes to obtain an option for certain rights, including licenses under certain patents, to use the GERODISC technology for certain markets, and also wishes to obtain prototypes that embrace the technology for evaluation and demonstration purposes.

C. ASHA is willing to grant certain options to STEYR and provide certain prototypes in accordance with the terms and conditions of this Agreement.

                            TERMS AND CONDITIONS

1.  LICENSE OPTION & PAYMENTS.

a. Upon execution of this Agreement and payments as per Section l.b.ii, ASHA grants to STEYR an option, on a right of first refusal basis, to acquire a licenses for the European market to make, have made, and use GERODISC mechanisms in each of the Applications of Section l.b.i selected by STEYR, and to sell such mechanisms for original equipment and service.

b. STEYR shall pay to ASHA license option fees according to the following schedule and ASHA will reserve license options for Steyr in the following GERODISC Applications:

i.  Applications:

    Transaxles for FWD           Twin-disc Front Axles AWD
    Rear Axles                   AWD Coupling
    AWD Front Axle

ii. Option Payments:

    Due on effective Date:       $75,000 /USD
    Due by 1/31/96               $25,000 /USD

c. ASHA will complete the fabrication, assembly, and testing of a GERODISC prototype and Steyr will pay to ASHA $30,000 /USD at the completion of the Engineering phase of the development proposal to include agreement on packaging and performance specifications and $50,000 /USD at delivery, following installation and subject to performance verification by Steyr.

d. ASHA will attempt to reach agreement with Rover Ltd. for the supply of a GERODISC prototype. Should such a development program eventuate, ASHA agrees to cooperate with STEYR in the design, fabrication and testing specifications of such a prototype. ASHA agrees to cooperate with STEYR in the demonstration of this prototype development to Rover. ASHA agrees to keep STEYR informed as to the status of this potential development program.

e. The option of the preceding Section shall expire on June 30, 1996 if all payments of Section i.b.i are made by Steyr to ASHA.

2.  LICENSE.

a. In the event that STEYR chooses to exercise its option of the foregoing Sections, STEYR and ASHA will enter into a definitive license agreement that will provide for the following:

i. transfer to STEYR of ASHA technology and knowhow regarding GERODISC mechanisms, and grants to STEYR of exclusive or non-exclusive licenses for the European market under patents owned or controlled by ASHA and covering GERODISC mechanisms, to make, have made, and use GERODISC mechanisms in each of the Applications of Section 1 that was selected by STEYR, and sell such mechanisms for original equipment and service.

ii. cooperative efforts by STEYR and ASHA to develop GERODISC mechanisms for the Applications.

iii. STEYR's Commitment to transfer to ASHA technical information regarding GERODISC mechanisms developed or obtained by STEYR and to grant back to ASHA nonexclusive licenses under patents obtained by STEYR on GERODISC improvements against payment of a license fee to be agreed upon. It is understood that ASHA will have the right to transfer the technical information, and grant sublicenses under the patents, to other licensees after the second anniversary of the transfer to ASHA.

iv. Any license fee to be paid by STEYR to ASHA according to Section 2.a.i as well as any grantback license fee to be paid by ASHA to STEYR for rights according to Section 2.a.iii are to be mutually agreed upon.

v. the cost of any prototypes developed under this Agreement, and paid to ASHA by STEYR, shall be deducted from the fee for any license granted by ASHA to STEYR.

vi.  other rights and obligations as agreed by the parties.

3.  PROTOTYPES.

a. STEYR will provide to ASHA, at STEYR's cost, such engineering data, drawings, and components, including half-shafts, as may be required by ASHA to facilitate the engineering design, fabrication, and assembly of any GERODISC prototypes developed under this Agreement.

b. ASHA will complete the design and engineering review submitting drawings and specifications of same to STEYR for agreement and approval as per the Development Proposal attached as Attachment A to this proposal to facilitate the fabrication of prototypes designed for an Audi A4, 2.8 liter, 5-speed manual transmission.

c. Based upon the agreement and approval in Section 3b, ASHA will complete fabrication, assembly and testing of units with up to 3 unique tunings and submit same to STEYR.

d. ASHA will assist STEYR in the installation of the units at STEYR into a STEYR test vehicle and cooperate with STEYR in the demonstration of performance to the specifications agreed to by the parties in Section 3b above.

e. STEYR will test and evaluate the prototypes in accordance with reasonable automotive engineering standards. STEYR shall furnish summaries of the testing and evaluations to ASHA within a reasonable time after such testing and evaluation is completed.

f. ASHA will provide to STEYR during the term of this Agreement such cost information, vendor information and design information to facilitate production tooling and cost information required for internal purposes and to answer requests for such information from perspective clients.

4.  TECHNICAL ASSISTANCE.

a. ASHA will inform STEYR during any period in which STEYR has an option under this Agreement, of significant developments in GERODISC technology.

b. During the term of this Agreement, ASHA will provide to STEYR reasonable technical assistance as may be required by STEYR to test and demonstrate GERODISC mechanisms.

5.  CONFIDENTIALITY.

The signed and executed Exchange of Proprietary Information and Non-Disclosure Agreement, attached as Attachment B to this Agreement, shall govern and prescribe the conduct of the parties with respect to Confidentiality, and the Exchange and Non-disclosure of Proprietary Information.

6.  INDEPENDENT CONTRACTORS.

Both parties are independent contracting parties. This Agreement does not make either party the agent or legal representative of the other, and does not grant either party any authority to assume or create any obligation on behalf of or in the name of the other.

7.  AMENDMENT.

This Agreement may be modified only by a written amendment that is signed by an authorized representative from each party.

8.  APPLICABLE LAW.

a. This Agreement shall be governed by and shall be interpreted in accordance with the laws of Switzerland.

b. All disputes between the Parties in connection with or arising out of the existence, terms, validity, construction, performance and termination of this Agreement, which ASHA and STEYR are unable to resolve between themselves, shall be finally settled by arbitration. The arbitration shall be held in Geneva, Switzerland in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules.

The proceedings shall be held in the English language.

9.  NOTICES.

Notices required by this Agreement shall be delivered to a designated agent of the party and shall be effective upon actual receipt.

10.  ASSIGNMENT.

This Agreement is personal in nature and shall not be assigned or transferred without the written consent of the parties.

11.  REPRESENTATION AND WARRANTIES.

ASHA represents and warrants that ASHA has proprietary rights to the technical information transferred to STEYR during the term of this Agreement, and is the owner of the patents and patent applications listed in Attachment C. ASHA also represents and warrants that it has the legal power and authority to grant the rights granted to STEYR in this Agreement, and to perform under this Agreement and, that it has not made any commitments to others inconsistent with or in derogation of such rights and licenses.

ASHA makes no other express or implied representations or warranties.

ASHA CORPORATION                      STEYR-DAIMLER-PUCH FAHRZEUGTECHNIK
                                      GES.m.b.H.


By /s/ Kenneth R. Black               /s/ H. Leinfellner
                                      /s/ Dr. Koch

                                ATTACHMENT A
                             DEVELOPMENT PROPOSAL

PROPOSAL DESCRIPTION:

GERODISC Limited Slip prototype development packaging, fabrication, and implementation into an Audi A4 differential per preliminary drawing and hardware review. STEYR to supply detailed, current, differential engineering drawings and hardware for modification, by ASHA Corporation to GERODISC specifications.

PHASE I, ENGINEERING

A.  ENGINEERING DEVELOPMENT:

1.  Review of axle engineering drawings.  Disassembly of supplied axle differential, inspection, and measurement for modifi-
    cation to accept GERODISC configuration.                          24 hours

2.  GERODISC design and engineering per lubricant viscosity and
    required torque transfer.                                         72 hours

3.  Engineering of GERODISC interface within existing packaging.     192 hours

4.  Intake port design.                                               36 hours

5.  Oil feed and pickup design.                                       72 hours

6.  Material matrix for prototype differential.                       18 hours

7.  Component drawings.                                               48 hours

TOTAL PHASE I ENGINEERING DEVELOPMENT                              $ 26,796.00
(462 Hrs. @ $58/Hr.)


PHASE II, FABRICATION

A.  PROTOTYPE FABRICATION:

1.  Machining billet GERODISC assembly, carrier, and
    associated hard components.                                      232 hours

2.  Machining and fabrication of oil feed and pickup.                 96 hours

3.  Trial assembly and fit of all components.                         28 hours

4.  Remove and replace differential from vehicle for test.            12 hours

5.  Rework contingency (hrs. x 10%).                                36.8 hours

TOTAL FABRICATION:                                                 $ 12,054.54
(172.8 hrs. @ $48/hr.)
(232 hrs. @ $55/hr.)


B.  PROJECT COMPONENTS:

1.  Material and parts.

TOTAL COMPONENTS:                                                  $  5,452.40

TOTAL PHASE II FABRICATION:                                        $ 26,506.80
PHASE III, TESTING

A.  PRELIMINARY TESTING AND TUNING AT ASHA CORPORATION:

1.  Fabricate test bench interface.                                   80 hours

2.  Bench test.                                                       36 hours

3.  R&R GERODISC for test sequences.                                  24 hours

4.  Post test disassembly, inspection, and reassembly (multiple).     96 hours

5.  Monitor, collate, and evaluate test data.                         36 hours

6.  Post test rework contingency (hrs. x 10%).                      27.2 hours

TOTAL PRELIMINARY TESTING:                                         $ 14,721.60
(263.2 hrs. @ $48/hr.)
(36 hrs. @ $58/hr.)

B.  IN-VEHICLE TESTING, DURABILITY, AND PERFORMANCE:

1.  Vehicle GERODISC installation (multiple).                         12 hours

2.  In-vehicle tuning evaluation. (Subject to revision
    based on currently unknown performance criteria as
    may be required by client specification).                          8 hours

3.  Post test disassembly, inspection, and reassembly.                96 hours

4.  Monitor, collate, and evaluate test data.                         36 hours

5.  Post test rework contingency (hrs. x 10%).                      15.2 hours

TOTAL IN-VEHICLE TESTING:                                          $  8,465.60
(123.2 hrs. @ $48/hr.)
( 44.0 hrs. @ $58/hr.)

C. PROJECT COORDINATION:

1.  Project director.                                                 54 hours

TOTAL PROJECT COORDINATION:                                        $  3,510.00
(54 hrs. @ $65/hr.)

TOTAL PHASE III TESTING:                                           $ 26,697.00


                              RECAP AND PROGRAM TOTALS

TOTAL PHASE I     ENGINEERING DEVELOPMENT                          $ 26,796.00
TOTAL PHASE II    FABRICATION DEVELOPMENT                          $ 26,506.80
TOTAL PHASE III   TESTING                                          $ 26,697.20
                  TOTAL PROJECT DEVELOPMENT                        $ 80,000.00

Overall project completion within 12 weeks from receipt of p.o., engineering drawings, primary development axle, customer supplied , components, including half-shafts.


                                  ATTACHMENT B

           EXCHANGE OF PROPRIETARY INFORMATION AND NON-DISCLOSURE AGREEMENT

This Agreement is entered into by and between:

ASHA Corporation
600 C Ward Drive
Santa Barbara, California 93111
USA

(hereinafter referred to as "ASHA")

and

Steyr-Daimler-Puch
Fahrzeugtechnik Ges.m.b.H.
Liebenauer HaupstraBe 317
A-8041 Graz/Austria

(hereinafter referred to as "SFT")

(hereinafter individually or collectively referred to as ("the Party(ies)").

                                    WITNESSETH

WHEREAS, ASHA and SFT wish to pursue exploratory discussions within the frame of the application of ASHA's GERODISC System to one of SFT's prototype vehicles; and

WHEREAS, during the course of discussions it may become desirable or necessary for the Parties hereto to disclose to each other certain technical or business information of a proprietary or confidential nature, hereinafter referred to as Proprietary Information; and

WHEREAS, the Parties hereto are willing to provide for the conditions of such disclosure of Proprietary Information and the rules governing the use and the protection thereof.

NOW, THEREFORE, the Parties agree as follows:

1. As used in this Agreement the term "Proprietary Information" shall mean any information or data disclosed by either Party to the other, pursuant to this Agreement, either in writing or orally, subject to the conditions set forth hereafter, and including without limitation any written or printed documents, samples, models, or any means of disclosing such Proprietary Information that ASHA and SFT may elect to use during the life of this Agreement.

2. Nothing in this Agreement may be construed as compelling either Party hereto to disclose any Proprietary Information to the other, or to enter into any further contractual relationship.

3. Each Party, to the extent of its right to do so, shall disclose to the other Party only such Proprietary Information which the disclosing Party deems appropriate to fulfill the objectives of this Agreement as defined in the preamble. ASHA and SFT hereby represent that the disclosure of Proprietary Information by and between themselves is not contrary to the laws and regulations of their respective countries. Furthermore the Parties hereby acknowledge and agree that any disclosure of Proprietary Information hereunder is for evaluation purpose only and shall not be construed as an inducement to further business arrangements which are or could be regarded as contrary to lawful trade practices or competition protection laws, rules or regulations and that they shall at all times comply with such laws, rules, or regulations.

4. Any information or data in whatever form disclosed by either Party to the other and which when disclosed in writing is designated as proprietary to the disclosing Party by an appropriate stamp, legend or any other notice in writing, or when disclosed orally, has been promptly (thirty (30) days at the latest) confirmed and designated in writing as Proprietary Information of the disclosing Party, shall be subject to the relevant terms and conditions of this Agreement.

5. The receiving Party hereby covenants that, for a period of ten (10) years from the effective date of this Agreement, the Proprietary Information received from the disclosing Party shall:

(a) be protected and kept in strict confidence by the receiving Party which must use the same degree of precaution and safeguards as it uses to protect its own Proprietary Information of like importance, but in no case any less than reasonable care;

(b) be only disclosed to and used by those persons within the receiving Party's organization who have a need to know and solely for the purpose specified in this Agreement;

(c) not be used in whole or in part for any purpose other than the purpose of this Agreement as specified in paragraph 3 above without the prior written consent of the disclosing Party;

(d) neither be disclosed nor caused to be disclosed whether directly or indirectly to any third party or persons other than those mentioned in subparagraph (b) above;

(e) neither be copied, nor otherwise reproduced nor duplicated in whole or in part for the use of persons other than those mentioned in paragraph 8 hereafter where such copying, reproduction or duplication have not been specifically authorized in writing by the disclosing Party.

6. Any Proprietary Information and copies thereof disclosed by either Party to the other shall remain the property of the disclosing Party and shall be returned by the receiving Party immediately upon request.

7. The receiving Party shall have no obligations or restrictions as mentioned above with respect to any Proprietary Information which the receiving Party can prove:

(a) has come into the public domain prior to or after the disclosure thereof and in such case through no wrongful act of the receiving Party; or

(b) is already known to the receiving Party, as evidenced by written documentation in the files of the receiving Party; or

(c) has been lawfully received from a third party without restrictions or breach of this Agreement; or

(d)  has been or is published without violation of this Agreement; or

(e) is approved for release or use by written authorization of the disclosing Party; or

(f)  is not properly designated or confirmed as proprietary.

8. With respect to any exchange of Proprietary Information which may occur as a result of this Agreement, it is expressly understood and agreed that the below listed employees shall, on behalf of the respective Parties, be the exclusive individuals authorized to receive and/or transmit Proprietary Information under the Agreement:

        SFT                               ASHA

        Herwig Leinfellner                Theodore Shaffer
        Baldur Heckel                     Kenneth Black
        Heribert Lanzer                   Murat Okcuoglu
        Karl Friedrich

9. As regards the individuals identified in paragraph 8, above, each Party shall have the right and power to redesignate such persons within their organizations as are authorized to receive and/or transmit Proprietary Information exchanged under this Agreement. Any such redesignations which are made by either party shall be effected by rendering written notice of such change to the other Party.

10. Any Proprietary Information disclosed by the parties under this Agreement which is classified information shall be identified by the disclosing Party as classified information at the time of disclosure and the disclosure; protection, use and handling of such information shall be in accordance with security procedures prescribed by the appropriate Government.

11. It is expressly understood and agreed by the Parties hereto that the disclosure and provision of Proprietary Information under this Agreement by either party to the other shall not be construed as granting to the receiving Party any rights whether express or implied by license or otherwise on the matters, inventions or discoveries to which such Proprietary Information pertains or any copyright, trademark or trade secret rights.

12. The execution, existence and performance of this Agreement shall be kept confidential by the parties hereto and shall not be disclosed by either party without the prior written consent of the other.

13. This Agreement including all rights and obligations of the parties hereto except the obligations specified in paragraph 15 below may be terminated by either Party at any time on thirty (30) day prior written notice to the other.

14. Unless earlier terminated as aforesaid in paragraph 13 hereof, this Agreement shall expire one (1) year from its effective date.

15. The end or termination of this Agreement shall not relieve the receiving Party of complying with the obligations imposed by paragraph 5 thereof with respect to the use and protection of the Proprietary Information received prior to the date of the termination or end of this Agreement. Such obligations shall continue for the period applicable as set forth in said paragraph.

16. This Agreement shall be governed by and shall be interpreted in accordance wit the laws of Switzerland.

17. All disputes between the parties in connection with or arising out of the existence, validity, construction, performance and termination of this Agreement (or any terms hereof), which the Parties are unable to resolve between themselves, shall be finally settled by arbitration. The arbitration shall be held in Geneva (Switzerland) in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules.

The proceedings hall be held in the English language.

18. The foregoing constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and cancels all prior representations, negotiations, commitments, undertakings, communications whether oral or written, acceptances, understandings and agreements between the Parties with respect to or in connection with any of the matters or things to which such agreement applies or refers.

19. The effective date of this Agreement shall be the date on which it is executed by both Parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers or representatives.

ASHA Corporation                      Steyr-Daimler-Puch
                                      Fahrzeugtechnik Ges.m.b.H.

Name:  Kenneth R. Black               Name:
Title:  V.P. Sales and Marketing      Title:
Signature: /s/ Kenneth R. Black       Signature:  /s/ H. Leinfellner
                                                  /s/ Dr. Koch

Date:  October 9, 1995                Date:  October 12, 1995


                                   ATTACHMENT C

                                                                        DATE
ASHA NO.    TITLE                      SERIAL NO.       PATENT NO.      ISSUED

0128 PUS    Hydraulic Limited Slip     07/855,728
            Differential for Drive
            Axle of Vehicle Drive-
            Train

0129 PUS    Hydraulic Coupling for     07/855,727
            Auxiliary Drive Axle of
            Vehicle Drivetrain

0134 PUS    Vehicle Drivetrain         08/016,168       USS,310,388   05/10/94
            Hydraulic Coupling

0134 PCT    Vehicle Drivetrain         PCT/US93
            Hydraulic Coupling         02098

0134 PMX    Vehicle Drivetrain         94 0391
            Hydraulic Coupling

0134 PCN    Vehicle Drivetrain
            Hydraulic coupling

0135 PUS    Vehicle Drivetrain
            Hydraulic Coupling